UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Sale of Manahawkin, NJ property

We indicated in our Current Report on Form 8-K filed on September 8, 2023 and our Quarterly Report on Form 10-Q for the period ended September 30, 2023, that a venture in which we have a 50% equity interest had entered into an agreement to sell a multi-tenant shopping center in Manahawkin, NJ. On December 15, 2023, the venture completed the sale of this property for a sales price of $36.5 million.  Our share of the net proceeds from the sale, after paying down our share of the mortgage debt, was approximately $7.1 million.  During the quarter ended September 30, 2023, we recorded $850,000 of equity in loss from this unconsolidated joint venture in connection with this sale. In 2022 and 2021, we generated $210,000 and $11,000, respectively, of equity in earnings from this unconsolidated joint venture.

Completed Property Sales

We indicated in our Current Report on Form 8-K filed December 1, 2023 that we entered into contracts to sell several properties. Subsequent to the filing of such report, we completed the following sales (dollars in thousands):

				Estimated Gain on Sale of		Nine Months Ended September 30, 2023
	Date	Gross		Real Estate,		Rental	Operating
Description of Property	Sold	Sales Price		Net		Income, net	Expenses
Applebees restaurant
Carrolton, Georgia	12/5/23	$3,800		$1,300		$188	$48
Applebees restaurant
Cartersville, Georgia	12/5/23	3,500		1,300		178	40
Applebees restaurant
Lawrenceville, Georgia	12/7/23	2,900	(a)	1,000		145	28
Havertys retail property
Virginia Beach, Virginia	12/15/23	5,500		1,700		300	73
Barnes & Noble retail property
Fort Myers, Florida	12/21/23	7,300		4,000		370	116
Totals		$23,000		$9,300	(b)	$1,181	$305	(c)

(a)	In connection with this sale, we provided seller-financing of $1,816 bearing interest at 8.0% with a maturity of six months after the closing date, with a buyer’s option to extend the maturity an additional six months.

(b)	As a result of these sales, we will write-off, as a reduction to Gain on sale of real estate, net, an aggregate of $580 of unbilled rent receivable and $950 of unamortized intangible lease assets.

(c)	Includes an aggregate of $265 of depreciation and amortization expense and $40 of real estate expenses.

The estimated net proceeds to us from these five sales will be approximately 19 million.

Contemplated Sales

We anticipate that over the next several months, we will enter into several additional contracts to sell retail and/or restaurant properties.

Use of Proceeds; Industrial Portfolio

We used the net proceeds from these transactions to pay down the approximate $7.5 million balance outstanding as of December 1, 2023 on our credit facility. We anticipate that we will use the approximate $19 million balance of proceeds remaining from the completed sales described in this Current Report for general working capital purposes (including the payment of dividends) and, as market conditions warrant, acquire properties, reduce mortgage debt and repurchase our stock. We anticipate investing these proceeds in short-term Treasury bills, pending their application.

As of December 15, 2023, OLP’s available liquidity was approximately $120 million, including approximately $20 million of cash and cash equivalents (including the credit facility’s required $3 million average deposit maintenance balance) and $100 million available under its credit facility.

The Company anticipates that its industrial portfolio will contribute approximately $47 million, or 66%, of expected 2024 base rent.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Factors which may cause actual results to differ materially from current expectations are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Securities and Exchange Commission (“SEC”) filings and reports, including our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), and the reports filed or to be filed subsequent to the filing of the Annual Report. Estimates of 2024 base rent exclude $235,000 representing our share of base rent from unconsolidated joint ventures and make certain other assumptions, including that we will collect an aggregate of approximately $806,000 in 2024 from non-industrial tenants whose leases may terminate or at which a property may be sold. In addition, estimates of gains and proceeds from property sales are subject to adjustment, among other things, because actual closing costs may differ from the estimated costs, and the net proceeds from the sales described above may be applied in a manner other than as described above. Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our websites or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: December 21, 2023	By:	/s/ Isaac Kalish
Isaac Kalish
Senior Vice President and
Chief Financial Officer

3